SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 15, 2010

Corgenix Medical Corporation

(Exact Name of registrant as specified in its charter)

Nevada	000-24541	93-1223466
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11575 Main Street
Suite 400
Broomfield, Colorado 80020

(Address, including zip code, of principal executive offices)

(303) 457-4345

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01            Entry Into Material Definitive Agreements

On March 15, 2010, Corgenix UK Limited, a corporation incorporated in the United Kingdom (“Corgenix UK”) and a wholly owned subsidiary of Corgenix Medical Corporation (the “Company”), entered into a financing agreement with Faunus Group International. Inc. (“FGI”).  Under the Agreement, Corgenix UK agrees to sell all of Corgenix UK’s right, title and interest in and to specified accounts receivable and all merchandise represented by those accounts.  In exchange, FGI will advance funds to the Company. The Company will use the funds for working capital purposes and to continue to fund the operations of Corgenix UK.  The Company,  and Corgenix, Inc., a wholly owned subsidiary of the Company, have guaranteed Corgenix UK’s obligations to FGI.

The purchase price for each sold account is 85% of the face amount of the account, less certain fees set forth in the Agreement.  An administrative fee of 1.15% of the average monthly balance of the purchased accounts (the “Administrative Fee”) will be payable monthly.  The Company will pay FGI a one-time facility fee of US$10,000 upon funding, and has already paid an additional US$10,000 deposit to reimburse FGI for actual expenses incurred in connection with FGI’s review and approval process as well as auditor fees, attorneys’ fees and expenses incurred in documenting the financing agreement.

Corgenix UK must maintain an average monthly net balance of funds advanced of no less than US$200,000 during the term of the agreement.  If Corgenix UK does not sell at least $200,000 of account debt to FGI each month, then interest and fees will be applied to the difference between $200,000 and the amount of debt actually sold.  Interest will be charged on each advance at the greater of 8.5% per annum or 1.5% above the U.S. Prime Rate.  The maximum amount available for advance to the Company is US$750,000.

Certain recourse events and events of default will trigger early payment obligations of Corgenix UK under the Agreement, and FGI has certain rights as a secured party in case of any default or recourse event.

Corgenix UK makes certain covenants, representations and warranties typical of a secured financing arrangement, and has agreed to report certain information to FGI.

Corgenix UK has granted to FGI a security interest in all of Corgenix UK’s assets.  The Company and Corgenix, Inc. will guarantee all of Corgenix UK’s obligations to FGI, and have each granted to FGI a security interest in their assets to support the guarantee.  All liens created against the Company and Corgenix, Inc. are subordinate to the prior security interests of Summit Financial Resources, LP pursuant to the terms of an intercreditor agreement.

The Agreement term is 36 months; however Corgenix UK may terminate the Agreement at any time after two years by giving FGI not less than ninety days prior written notice and paying a termination fee of $25,000.  FGI may terminate the Agreement at any time by giving Corgenix UK not less than thirty days prior written notice or without notice if any event of default or recourse event occur.

ITEM 2.01            Completion of Acquisition or Disposition of Assets

See Item 1.01 above, incorporated herein by reference.

ITEM 2.03            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above, incorporated herein by reference.

ITEM 9.01            Financial Statements and Exhibits

a) Not applicable.

b) Not applicable.

c) Not applicable.

d) Exhibits:

Exhibit 10.1.  Receivables Finance Agreement.

Exhibit 10.2.  Debenture.

Exhibit 10.3.  Corporate Guaranty by the Company.

Exhibit 10.4.  Corporate Guaranty by Corgenix, Inc.

Exhibit 10.5.  Intercreditor Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2010	CORGENIX MEDICAL CORPORATION

	By:	/s/ Douglass T. Simpson
Douglass T. Simpson
President and Chief Executive Officer